EVASYST INC.

Contents

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Evasyst Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Evasyst Inc. (the "Company") as of December 31, 2021 and 2020, the related consolidated statements of operations, changes in stockholders' deficit, and cash flows, for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has not achieved profitable operations,  and has incurred recurring operating losses and further losses are possible.  The Company requires additional funds to meet its obligations and the costs of its operations.  These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in this regard are described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting in accordance with the standards of the PCAOB. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion in accordance with the standards of the PCAOB.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ DMCL

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

We have served as the Company's auditor since 2022

Vancouver, Canada

July 8, 2022

EVASYST INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2021 and 2020

	December 31,	December 31,
	2021	2020
ASSETS

Current Assets
Cash	$9,773	$10,226
Prepaid expenses and other current assets	9,538	16,495
Total Current Assets	19,311	26,721

Fixed assets, net	12,749	32,414
Right to use lease asset	-	389,177
Other assets	14,728	14,728
Total Assets	$46,788	$463,040

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Checks issued and payable	$12,106	$-
Accounts payable	385,081	262,520
Accrued expenses	91,565	169,465
Accrued rent payable	256,519	75,544
Deferred subscription revenue	34,202	31,403
Secured promissory note	38,000	60,000
Accrued interest payable	11,992	2,370
CARES Act loan	-	265,952
Right to use lease liability	133,525	134,110
Total Current Liabilities	962,990	1,001,364

Convertible note	2,715,343	2,703,438
Interest payable	210,013	101,151
Right to use lease liability	171,763	305,288
Total Liabilities	4,060,109	4,111,241

Commitments and contingencies (Notes 4 and 8)

Stockholders' Deficit:
Preferred stock No par value; 1,189,664 shares authorized; 907,232 and 907,232 issued and outstanding, respectively	4,121,206	4,121,206
Common stock $0.0001 par value; 5,000,000 shares authorized; 951,488 and 951,488 shares issued and outstanding, respectively	95	95
Stock subscription receivable	(87,190)	(87,190)
Additional paid-in capital	244,581	217,372
Accumulated deficit	(8,292,013)	(7,899,684)

Total Stockholders' Deficit	(4,013,321)	(3,648,201)

Total Liabilities and Stockholders' Deficit	$46,788	$463,040

The accompanying notes are an integral part of these consolidated financial statements.

EVASYST INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended December 31, 2021 and 2020

	2021	2020

Revenues	$427,868	$209,376

Operating Expenses
Software and platform development costs	277,238	539,655
Professional fees	114,501	384,016
Depreciation and amortization	19,665	22,416
Wages and salaries	29,615	1,293,681
Advertising	4,095	48,054
General and administrative	161,104	240,209

Total Operating Expenses	606,218	2,528,031

Loss from Operations	(178,350)	(2,318,655)

Other income (expense)
Interest expense	(124,647)	(93,232)
Impairment of right to use lease asset	(354,895)	-
Gain on forgiveness of CARES Act loan	265,952	-
Other miscellaneous income (expense), net	(389)	(2,149)

Total other income (expense)	(213,979)	(95,381)

Loss Before Income Taxes	(392,329)	(2,414,036)

Income Taxes	-	-

Net Loss	$(392,329)	$(2,414,036)

Net Loss per Common Share:
Basic & Diluted	$(0.41)	$(2.54)

Weighted Average Common Shares
Basic & Diluted	951,488	951,488

The accompanying notes are an integral part of these consolidated financial statements.

EVASYST INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

For the years ended December 31, 2021 and 2020

					Additional	Stock		Total
	Preferred Stock		Common Stock		Paid-in	Subscription	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Deficit

Balance at January 1, 2020	907,232	$4,121,206	951,488	$95	$169,778	$(87,190)	$(5,485,648)	$(1,281,759)
Net loss	-	-	-	-	-	-	(2,414,036)	(2,414,036)
Stock based compensation	-	-	-	-	33,594	-	-	33,594
Issuance of common stock warrants	-	-	-	-	14,000	-	-	14,000
Balance at December 31, 2020	907,232	$4,121,206	$951,488	$95	$217,372	$(87,190)	$(7,899,684)	$(3,648,201)
Net loss	-	-	-	-	-	-	(392,329)	(392,329)
Stock based compensation	-	-	-	-	27,209	-	-	27,209
Balance at December 31, 2021	907,232	$4,121,206	951,488	$95	$244,581	$(87,190)	$(8,292,013)	$(4,013,321)

The accompanying notes are an integral part of these consolidated financial statements.

EVASYST INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2021 and 2020

	2021	2020
Cash Flows From Operating Activities:
Net loss	$(392,329)	(2,414,036)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	19,665	22,416
Stock based compensation	27,209	33,594
Impairment of lease asset	354,895	-
Gain on forgiveness of CARES Act note	(265,952)	-
Change in:
Prepaid expenses	6,957	20,692
Other assets	-	-
Accounts payable	134,466	143,551
Accrued expenses	3,247	75,544
Accrued rent payable	-	156,760
Deferred subscription revenue	2,799	31,403
Accrued interest payable	118,484	94,325
Net cash used by operating activities	9,441	(1,835,751)

Cash Flows From Investing Activities:
Additions to fixed assets	-	(2,000)
Net cash used by investing activities	-	(2,000)

Cash Flows From Financing Activities:
Increase in checks issued and payable	12,106	-
Proceeds from warrant	-	14,000
Borrowings (repayments) under promissory note	(22,000)	60,000
Borrowings under convertible debt	-	1,198,733
Proceeds from CARES Act note	-	265,952
Net cash provided (used) by financing activities	(9,894)	1,538,685
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(453)	(299,066)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	10,226	309,292
CASH AND CASH EQUIVALENTS AT END OF YEAR	$9,773	$10,226

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid in cash	$1,542	$13,000

NONCASH INVESTING AND FINANCING ACTIVITIES:
Convertible debt issued for accounts payable	$11,905	-

The accompanying notes are an integral part of these consolidated financial statements.

EVASYST INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS For the Years Ended December 31, 2021 and 2020

1. Organization and Summary of Significant Accounting Policies

Nature of Business:

Evasyst Inc. (the "Company" or "Evasyst") is incorporated under the laws of the State of Delaware, as amended and restated on August 18, 2017. Evasyst is a digital technology company, operating with the social video application Kast. The Company has a subsidiary, Rabbit Asset Purchase Corp., which has had no activity since 2020.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As of December 31, 2021, the Company has not achieved profitable operations, has incurred recurring operating losses and further losses are possible. As at December 31, 2021, the Company has an accumulated deficit of approximately $8.3 million. The Company's ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to further develop its business. To date, the Company has funded operations through the issuance of capital stock and debt. Management plans to continue raising additional funds through equity or debt financings and loans from directors. There is no certainty that further funding will be available as needed. These factors raise substantial doubt about the ability of the Company to continue operating as a going concern. The ability of the Company to continue its operations as a going concern is dependent upon its ability to raise sufficient new capital to fund its operating commitments and ongoing losses and ultimately on generating profitable operations. The consolidated financial statements do not include any adjustments to be recorded to assets or liabilities that might be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.

Use of Estimates:

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company's significant estimates include those related to revenue recognition, stock-based compensation, software development costs, and income taxes. Actual results could differ from those estimates.

Foreign Exchange Transactions

The Company's functional currency is the U.S. dollar. Transactions in currencies other than the entity's functional currency are recorded at the exchange rate prevailing at the dates of the transactions. All gains and losses on these foreign currency transactions are included in the consolidated statements of operations.

Fair Value of Financial Instruments:

The carrying amounts of cash and cash equivalents and debt approximate fair value given their short-term nature.

EVASYST INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS For the Years Ended December 31, 2021 and 2020

Cash and Cash Equivalents:

For the purpose of the balance sheets and statements of cash flows, the Company considers all highly liquid investments readily convertible to a known amount of cash with an original maturity of three months or less and subject to an insignificant risk of changes in value to be cash equivalents. Cash is held at major financial institutions and insured by the Federal Deposit Insurance Corporation (FDIC) up to federal insurance limits.

Revenue Recognition:

The Company recognizes revenue based on contracts with customers. A customer contract exists when both parties have approved the contract and are committed to perform their respective obligations, each party's rights can be identified, payment terms can be identified, the contract has commercial substance, and it is probable the Company will collect substantially all of the consideration to which it is entitled. The Company derives revenue primarily from subscription- based services. Revenues are recognized when control of these services is transferred to the customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services.

The Company determines revenue recognition through the following steps:

• Identification of the contract, or contracts, with a customer;

• Identification of the performance obligations in the contract;

• Determination of transaction price;

• Allocation of transaction price to performance obligations in the contract; and

• Recognition of revenue when, or as, the Company satisfies a performance obligation.

During 2020, the Company began to offer a premium subscription service to its users by form of a monthly or annual contract. Subscription services revenue is comprised of cloud-based subscription fees that provide the paying user the right to access the Company's preferred features as a "Premium User", for a period of time. The Company has determined such access represents a stand-ready service provided continually throughout the contract term. As such, control and satisfaction of this stand-ready performance obligation is deemed to occur over time. The Company's subscription contracts include an annual option, beginning on the date that access is made available to the customer. The passage of time is deemed to be the most faithful depiction of the transfer of control of the services as the customer simultaneously receives and consumes the benefit provided by the Company's performance. Subscription contracts are either one month or twelve months in length, billed either monthly or annually, all in advance, which coincides with the terms of the agreement. The Company recognizes deferred revenue at each period end for contracts that have subscriptions that have been paid but expire after period end. At December 31, 2021, the amount of deferred subscription revenue was $34,202 and will be recognized as revenue in 2022.

The Company's subscription contracts do not have a significant financing component and customer invoices are paid upfront. There is no significant variable consideration related to these arrangements. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether transfer of control to customers has occurred.

EVASYST INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS For the Years Ended December 31, 2021 and 2020

Fixed Assets:

Property and equipment are recorded at cost. Depreciation is provided for on the straight-line method over the estimated useful lives of the assets. The average lives range from five (5) to ten (10) years. Leasehold improvements are amortized on the straight-line method over the lesser of the lease term or the useful life. When assets are retired or sold, the costs and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in operations. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred.

Capitalized Software Development Costs

Expenditures to establish the technological feasibility of a computer software product to be sold, leased or marketed are expensed as incurred as research and development costs. Costs of producing product masters incurred subsequent to establishing technological feasibility are capitalized and costs incurred when the product is available for general release to the customers are expensed as incurred. Upgrades and enhancements are capitalized if they result in added functionality which enables the software to perform tasks it was previously incapable of performing.

The amortization of capitalized software costs is based on an estimate of future revenue and the useful life of the software, both of which are inherently uncertain. It is reasonably possible the carrying amount of the software costs might be reduced in the near term due to these uncertain estimates.

Advertising Expense:

Advertising costs are expensed as incurred and are broken out separately in the accompanying statements of operations.

Leases:

Contractual arrangements are assessed at inception to determine if they represent or contain a lease. Right-of-use ("ROU") assets related to operating leases are separately reported in the balance sheets. Separate current and non-current liabilities for operating leases are reported on the balance sheets. Operating lease ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of the future lease payments over the lease term. When the rate implicit to the lease cannot be readily determined, we utilize our incremental borrowing rate in determining the present value of the future lease payments. The incremental borrowing rate is derived from information available at the lease commencement date and represents the rate of interest that we would have to pay to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. The ROU asset includes any lease payments made and lease incentives received prior to the commencement date. The ROU assets and lease liabilities may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

EVASYST INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS For the Years Ended December 31, 2021 and 2020

Stock-Based Compensation:

The Company grants share awards and options to officers, employees and consultants. The fair value of awards and options granted is measured at the grant date and is recognized over the vesting period, which is the period over which all of the specific vesting conditions are satisfied. The fair value of share awards is measured using the most recent cash price per share received on sale of the Company's common stock. The Company uses the Black-Scholes Option Pricing Model for valuation of stock options. Option pricing models require the input of subjective assumptions including the length of time employees will retain their vested stock options before exercising them, expected share price volatility, and interest rate. Changes in the input assumptions can materially affect the fair value estimate and the Company's net loss. Forfeitures are recognized as they occur.

Income Taxes:

The Company utilizes the liability method of accounting for income taxes which requires that deferred tax assets and liabilities be recorded to reflect the future tax consequences of temporary differences between the book and tax basis of various assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Additionally, deferred tax assets are evaluated, and a valuation allowance is established if it is more likely than not that all or a portion of the deferred tax asset will not be realized. There can be no assurance that the Company's future operations will produce sufficient earnings so that the deferred tax asset can be fully utilized. The Company currently maintains a full valuation allowance against net deferred tax assets.

Fair Value Measurements:

When required to measure assets or liabilities at fair value, the Company uses a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used. The Company determines the level within the fair value hierarchy in which the fair value measurements in their entirety fall. The categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Level 1 uses quoted prices in active markets for identical assets or liabilities, Level 2 uses significant other observable inputs, and Level 3 uses significant unobservable inputs. The amount of the total gains or losses for the period are included in earnings that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date. We measure our investment in equity securities at fair value on a recurring basis. The Company has no assets nor liabilities that are measured at fair value on a recurring basis.

Convertible Debt

Upon the issuance of convertible debt, the Company evaluates embedded conversion features within convertible debt to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment, the instrument is evaluated for consideration of any beneficial conversion features.

EVASYST INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS For the Years Ended December 31, 2021 and 2020

The Company generally accounts for warrants issued in connection with debt and equity financings as a component of equity. The equity component is treated as a discount on the liability component of the convertible debt, which is amortized over the term of the convertible debt using the effective interest rate method. Debt issuance costs related to the convertible debt are allocated to the liability and equity components of the convertible debt based on their relative values. Debt issuance costs allocated to the liability component are amortized over the life of the convertible debt as additional non-cash interest expense. Transaction costs allocated to equity are netted with the equity component of the convertible debt instrument in stockholders' deficit.

Contingencies:

In determining accruals and disclosures with respect to loss contingencies, the Company evaluates such accruals and contingencies for each reporting period. Estimated losses from loss contingencies are accrued by a charge to income when information available prior to issuance of the consolidated financial statements indicates that it is probable that a liability could be incurred, and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the consolidated financial statements when it is at least reasonably possible that a material loss could be incurred.

Net Loss per Share:

The Company calculates basic earnings (loss) per share by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding. We do not include the impact of any potentially dilutive common stock equivalents in our basic earnings (loss) per share calculations. Diluted earnings per share reflect potentially dilutive common stock equivalents, including options and warrants that could share in our earnings through the conversion of common shares, except where their inclusion would be anti-dilutive. At December 31, 2021 and 2020, the following securities are excluded from the calculation of diluted income per share as their effect would have been anti-dilutive to the net loss for the periods.

	December 31, 2021	December 31, 2020
Stock options	181,503	181,503
Restricted stock units	398,897	398,897
Convertible notes	Nil	Nil
Preferred stock	907,232	907,232
	1,487,632	1,487,632

Accounting Standards Updates to Become Effective in Future Periods

In August 2020, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2019-12 Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity's Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity's Own Equity. The update is to address issues identified as a result of the complexity associated with applying generally accepted accounting principles for certain financial instruments with characteristics of liabilities and equity. The update is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years and with early adoption permitted. Management is evaluating the impact of this update on the Company's consolidated financial statements.

EVASYST INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS For the Years Ended December 31, 2021 and 2020

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

2. Convertible Notes

During 2020 and 2019, the Company received proceeds of $1,198,733 and $1,470,000 upon issuance of convertible debt. The convertible debt has the following terms:

• Interest accrues at 4% per annum.

• Payment is due 24 months after issuance of the note.

• The notes are unsecured.

• The notes can be converted into the Company preferred stock as follows:

o upon a financing, as defined by the note agreement, upon which the Company raises at least $3 million at the greater of 1) the number of shares obtained by dividing the each note balance by 85% price paid per share of the financing or 2) the number of shares obtained by dividing the balance by the price per share obtained by dividing $12.5 million by the Company's then outstanding capital stock assuming full conversion).

o In the event of a defined corporate transaction (an acquisition of the Company, a disposition of substantially all of the Company's asset, or a corporate venture pertaining to all or substantially all of the Company's asset), the note shall become immediately due and payable in an amount equal to 1.5 times its balance or be converted into a number of shares by the Company's valuation cap price per share.

o Upon maturity date or upon event of default of the note terms will be converted into a number of shares by the Company's valuation cap price per share.

At December 31, 2021 and 2020, accrued interest payable on these notes is $210,013 and $101,151, respectively.

At December 31, 2021 and 2020, convertible notes and accrued interest payable are due to the following related parties:

		Convertible Debt		Accrued Interest Payable
		December 31,		December 31,
	Nature of Relationship	2021	2020	2021	2020
Mark Ollila	CEO, Director	$11,905	$-	$596	$-
Company associated with Michael Gibbons	Director	550,000	550,000	44,756	22,756
Leawood VC Fund 1 LP	Greater than 5% shareholder	250,000	250,000	21,945	11,945
Trust associated with Stephen Petilli	Director	100,000	100,000	7,633	3,633
		$911,905	$900,000	$74,930	$38,334

EVASYST INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS For the Years Ended December 31, 2021 and 2020

3. Secured Promissory Notes

During 2020, the Company entered into secured promissory notes with Shanon Prum and Mark Ollila, president of the Company, for $50,000 and $10,000, respectively. Interest on the notes is 18% per annum and the notes are due in October 2021. In the event of default, the notes will bear interest at 25% per annum. The notes are collateralized by all of the Company's cash, accounts receivable, contracts, inventory and other property. Mr. Ollila is a guarantor of Mr. Prum's note.

The balances of the promissory notes at December 31, 2021 and 2020 are $38,000 and $60,000, respectively. Interest expense on the notes to Mr. Prum and Mr. Ollila during 2021 and 2020 was $2,244 and $1,975 respectively, and is included in current accrued interest payable at December 31, 2021 and December 31, 2020.

4. Leases

The Company leases its office in San Diego. The lease, as amended in 2019 and 2020, is for an term of four years and expires in January 2024. The initial ROU asset and liability recorded in 2019 relating to this lease was calculated based on the future lease payments due under the lease discounted using an estimated incremental borrowing rate of 12.0% per annum. At December 31, 2021, the remaining lease term was 25 months.

In February 2021, the Company vacated the premises and pursuant to the terms of the lease agreement, was considered in default. As a result, the remaining balances of the ROU asset of $354,895 was recognized as an impairment expense during 2021. Under the lease agreement, the Company was still obligated to pay the required lease payments. The Company is negotiating with the lessor to settle the amount due. Based on the most recent discussions, the amount due could range from approximately $200,000 to $840,000. The Company has concluded that the amount due under the amended lease agreement to be the most likely amount in the range that will be paid. At December 31, 2021, the balance due under the agreement was $256,519 and is accrued on the consolidated balance sheet as accrued rent payable.

For the years ended December 31, 2021 and 2020, rent expense of $81,146 and $155,543, respectively, was recognized.

At December 31, 2021, future minimum lease payments over the remaining lease agreement are as follows:

From January 1, 2022 to December 31, 2022	$164,235
From January 1, 2023 to December 31, 2023	169,983
From January 1, 2024	14,618
Total	348,836
Less imputed interest	(43,548)
Net lease liability	305,288
Current portion	(133,525)
Long-term portion	$171,763

EVASYST INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS For the Years Ended December 31, 2021 and 2020

 5. Stockholders' Equity

Preferred Stock

The Company has 5,000,000 shares of preferred stock issuable in series with such rights, preferences, including liquidation, dividends, conversion, and voting rights as the Board of Directors may establish. Preferred stock outstanding at December 31, 2021 and 2020 are as follows:

	At December 31, 2021 and 2020
	Number of Shares
	Authorized	Outstanding	Value
Series Seed - Preferred	229,664	229,655	$1,118,420
Series Seed - 1 Preferred	310,000	223,078	789,376
Series Seed - 2 Preferred	650,000	454,499	2,213,410
Total	1,189,664	907,232	$4,121,206

Holders of shares of preferred stock are entitled to

• Preference over the Company's common stock upon voluntary or involuntary liquidation of the Company. Liquidation preference is equal to the greater of the original issue price of the series of preferred shares plus any dividends declared by unpaid. The original issue price of each series is $4.8719 per share for Series Seed and Series Seed -2 and $3.4103 per share for Series Seed - 1.

• Receive dividends in preference to payment of dividends on the common stock of the Company at the dividend rates of $0.2923 for Series Seed and Series Seed -2 and $0.2046 for Series Seed - 1 as and if declared by the board of directors. Dividends are not cumulative. To date, no dividends have been declared or paid with respect to the Company's preferred stock.

• The right to convert shares into shares of the Company's common stock by dividing the original issue price for such series by the following rates: $4.8719 for Series Seed - Preferred and Series Seed - Preferred 2 and $3.4103 basis for Series Seed - 1 without payment of additional consideration.

EVASYST INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS For the Years Ended December 31, 2021 and 2020

Upon the occurrence of a public offering at a price per share of common stock equal to at least five times the preferred stock conversion prices resulting in at least $20 million of net proceeds or upon the majority vote of all preferred shareholders, all outstanding shares of preferred stock will automatically be converted into shares of common stock.

The Company issued no shares of preferred stock during the years ended 2021 and 2020.

Common Stock

The authorized capital of the Company consists of 5,000,000 shares of Common Stock with a par value of $0.0001. The Company issued no shares of common stock during the years ended December 31, 2021 and 2020.

Subscription Notes Receivable

At both December 31, 2021 and 2020, the Company has subscription notes receivable from several Evasyst officers for a total of $87,190 in exchange for 363,289 common shares. Accrued interest receivable of $8,505 and $5,527 associated with these notes is included in prepaid expense and other current assets at December 31, 2021 and 2020, respectively.

Stock Compensation Plans

On March 3, 2016, the Company adopted the Evasyst, Inc. 2016 Stock Incentive Plan (the "Plan") which authorized the Company to utilize common stock to attract and retain employees, officers, directors, and consultants and other service providers. The Company authorized up to 222,014 shares of common stock to be issued pursuant to the plan.

Share purchase options

A summary of share purchase option activity within the Company's share-based compensation plan for the years ended December 31, 2021 and 2020 is as follows:

	Number of
	Options	Exercise Price
Balance December 31, 2019	191,103	0.22
Options granted	24,000	0.24
Options expired or forfeited	(33,600)	(0.24)
Outstanding, December 31, 2020	181,503	0.22
Options granted	-	-
Options expired or forfeited	-	-
Outstanding, December 31, 2021	181,503	0.22
Vested, December 31, 2021	157,886	0.22

At December 31, 2021, options outstanding have a weighted average remaining life of 7.37 years and no intrinsic value. During the years ended December 31, 2021 and 2020, the Company recognized share-based compensation for its stock options of $5,520 and $11,905, respectively. At December 31, 2021, unrecognized compensation relating to stock options is $1,512 and will be recognized over the next 1.75 years.

EVASYST INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS For the Years Ended December 31, 2021 and 2020

Restricted Stock Awards

In 2019, the Company granted 398,897 restricted stock units that vest in 2022 and 2023. The Company recognized $21,689 and $21,689 in stock based compensation upon the vesting of these options for the years ended December 31, 2021 and 2020, respectively. At December 31, 2021, unrecognized compensation relating to these awards is $324 and will be recognized in 2022.

6. Income Taxes

The Company did not recognize a tax provision or benefit for the years ended December 31, 2021 and 2020 due to ongoing net losses and a valuation allowance. The income tax provision (benefit) for the years ended December 31, 2021 and 2020 differ from the statutory rate of 21% as follows:

	2021	2020
Benefit computed using the statutory rate	$(82,000)	$(507,000)
Impact of state income tax	(26,000)	(160,000)
Non-taxable item - CARES Act loan forgiven	(73,000)	-
Change in valuation allowance	181,000	667,000
Total income tax provision (benefit)	$-	$-

At December 31, 2021 and 2020, the Company had net deferred tax assets as follows:

	2021	2020
Net operating loss carryforwards	$2,281,000	$2,183,000
Lease liability	84,000	-
	2,365,000	2,183,000
Valuation allowance	(2,365,000)	(2,183,000)
Net deferred tax assets	$-	$-

As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax assets, a valuation allowance equal to 100% of the net deferred tax asset exists at December 31, 2021 and 2020. At December 31, 2021 the Company had net operating loss carry forwards of approximately $8.3 million for federal and state purposes.

The Company has analyzed its filing positions in all jurisdictions where it is required to file income tax returns and found no positions that would require a liability for uncertain income tax benefits to be recognized. The Company is subject to possible tax examinations for the fiscal years 2017 through 2021. Prior year tax attributes could be adjusted by taxing authorities. If applicable, the Company will deduct interest and penalties as interest expense on the consolidated financial statements.

EVASYST INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS For the Years Ended December 31, 2021 and 2020

7. CARES Act Loan

On May 1, 2020, the Company received a loan of $265,952 pursuant to the Paycheck Protection Program (the "PPP") under Division A, Title I of the CARES Act, which was enacted March 27, 2020. The loan, which was in the form of a Note dated May 1, 2020 had an original maturity date on April 30, 2022 and an interest rate of 1% per annum. It is anticipated that the loan will be forgiven under the provisions of the CARES Act because the Company used the funds for qualifying expenses. Qualifying expenses included payroll costs, costs used to continue group health care benefits, rent, and utilities. The amount of the PPP loan was recognized as gain on forgiveness of the CARES Act loan in 2021 when the Company received formal notification of forgiveness.

8. Related Party Transactions

Payable to related parties

As of December 31, 2021 and 2020, the following amounts are due to related parties and included in accrued expenses on the consolidated balance sheet:

	Nature of		December 31,
	Relationship		2021	2020
Mark Ollila	CEO, Director	Salary	$38,833	$45,833
Justin Weissberg	President, Director	Salary	17,750	22,917
Elina Ollila	Spouse of M. Ollila	Salary	16,667	16,667
Terho Koivisto	Son of M. Ollila	Expenses	710	-
			$73,960	$85,417

Compensation arrangements

On October 13, 2018, the board of directors issued two Executive Employment Agreements for the two active Officers of the Company: Justin Weissberg (President, Chairman of the Board) and Mark Ollila (CEO). Mark was issued 229,444 common shares with a 36-month vesting schedule. Both agreements contain:

• Base Annual Salary with an eligible annual bonus up to 100% of their respective base salary, and

• Severance packages equivalent to 1-year of their respective base salaries conditional on being Terminated without Cause or Resignation for Good Reason, along with signing a Release and Waiver of Claims.

9. Subsequent Events

Senior Secured Promissory Notes

On February 17, 2022 and March 14, 2022, the Company, as borrower, entered into two note agreements with Live Current Media, Inc. ("Live Current") for $200,000 each. Live Current and the Company merged on April 22, 2022. See "Live Current Merger" below. The notes bear interest at 18% and are due six months after issuance. The notes are secured by all of the Company's assets.

EVASYST INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS For the Years Ended December 31, 2021 and 2020

Convertible Debt

On March 29, 2022, the Company issued additional convertible notes totally $631,167 with the same terms as existing convertible notes. The convertible notes issued for consulting were to satisfy payables due for expenses incurred by Leawood VC Fund LP and Fairmont Capital, Inc., entities associated with major shareholders of the Company. The related consulting services were associated with the merger between the Company and Live Current on April 22, 2022. See "Live Current Merger" below.

Issuance of shares of common stock

On March 29, 2022, the board of directors of the Company approved shares of common stock to be issued for services to Mr. Ollila and Justin Weissberg, chairman of the Company, with a fair value of $750,000 and $214,000, respectively. In addition, shares with a fair value of $1,007,218 were authorized to satisfy an outstanding promissory note and accrued interest totaling $9,450 to Mr. Ollila, $24,768 of accrued wages due to Mr. Ollila, and $9,000 accrued wages due to Mr. Weissberg.

Stock options

Subsequent to December 31, 2021, 56,044 options were exercised for total proceeds of $12,784. In early April 2022, all outstanding options were exercised on a cashless basis.

Live Current Merger:

On April 22, 2022, the Company completed its merger agreement with Live Current Media, Inc. ("Live Current") whereby Live Current issued 125,000,000 common shares for all of the outstanding shares of the Company. Existing shareholders of the Company obtained 77% equity interest in the combined entity. The merger was to allow the Company to become a publicly traded company. In addition, the Company will be able to utilize domain names and customer relationships established by Live Current.

Although Live Current was the legal acquirer of the Company, under generally accepted accounting principles, the merger was accounted for as a reverse acquisition, with the Company being treated as the acquiring entity for accounting and financial reporting purposes. The purchase price consideration and provisional allocation to net assets acquired is presented below (based on March 31, 2022 financial information of Live Current):

Fair value of consideration transferred	$9,423,142
Recognized amounts of identifiable assets acquired:
Cash and cash equivalents	2,414,917
Prepaid expenses and other assets	437,932
Intangible assets and goodwill	8,135,954
Liabilities	(1565,661)
Net identifiable assets	$9,423,142

EVASYST INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS For the Years Ended December 31, 2021 and 2020

The Company is currently determining the fair value of domain names, potential customer relationships, and licensing agreements that were acquired with Live Current. Any excess in consideration received over the fair value of net assets acquired will be assigned to goodwill. Because the acquisition occurred after the end of the period, there is no revenue or earnings of the combined entity in these consolidated financial statements.

Pursuant to the merger agreement with the Company, John DaCosta and Amir Vahabzadeh resigned as directors of the Live Current and Mark Ollila, Heidi Steiger, Leslie S. Klinger, Justin Weissberg and Annamaria Rapakko were appointed to the board of directors. Pursuant to the merger agreement, on closing, David Jeffs resigned as CEO and CFO of Live Current and Mark Ollila was appointed the new CEO and Chairman of the board of directors and Steve Smith was appointed as CFO of the Live Current.

All of the Company's convertible notes and preferred shares that were outstanding on the date of the merger were converted into equivalent shares of the Company immediately prior to the merger.

In June 2022, Mr. Ollila resigned as chairman and Heidi Steiger was appointed as Chairman of the board.